UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 30, 2004

Roper Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12273	51-0263969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 Satellite Blvd., Suite 200, Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 495-5100

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 30, 2004, the Company distributed a technical amendment to its Consent Solicitation Statement dated November 19, 2004 to holders of the Company’s Senior Subordinated Convertible Notes due 2034 (the “Notes”). As previously announced, the consent solicitation will expire on December 6, 2004, unless extended by the Company.

For a complete statement of the terms and conditions of the consent solicitation and the proposed amendments to the indenture governing the Notes, holders of the Notes should refer to the Consent Solicitation Statement dated November 19, 2004, as amended, which was distributed to all holders of record of the Notes as of the record date. Questions from holders regarding the consent solicitation or requests for additional copies of the Consent Solicitation Statement, as amended, the Letter of Consent or other related documents should be directed to Global Bondholder Services Corporation, the Information Agent for the consent solicitation, at (866) 389-1500 or Merrill Lynch & Co., the solicitation agent for the consent solicitation, at (888) 654-8637.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

Date: December 1, 2004	By:	/s/ Brian D. Jellison
Brian D. Jellison
Chairman of the Board, President and Chief Executive Officer